Exhibit 10.2
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                      CHANGE IN CONTROL SEVERANCE AGREEMENT

         THIS CHANGE IN CONTROL SEVERANCE AGREEMENT ("Agreement") entered into this _______________, 2003 ("Effective Date"), by and between CHEVIOT SAVINGS BANK ("Association") and KEVIN KAPPA ("Employee").

         WHEREAS, Employee is currently employed by Association as the Compliance Officer and is experienced in all phases of the business of Association; and

         WHEREAS, the parties desire by this writing to set forth the rights and responsibilities of Association and Employee if Association should undergo a change in control (as defined hereinafter in the Agreement) after the Effective Date.

         NOW THEREFORE, it is agreed as follows:

1. Employment. Employee is employed in the capacity as the Compliance Officer of Association. Employee will render such administrative and management services to Association and Cheviot Financial Corp. ("Parent") as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. Employee will promote to the extent permitted by law the business of Association and Parent. Employee's other duties will be such as the Board of Directors for Association (the "Board of Directors" or "Board") may from time to time reasonably direct, including normal duties as an officer of Association.

2. Terms of Agreement. The term of this Agreement will be for the period commencing on the Effective Date and ending thirty-six (36) months thereafter. Additionally, on, or before, each annual anniversary date from the Effective Date, the term of this Agreement will be extended for an additional one-year period beyond the then effective expiration date upon a determination and resolution of the Board of Directors that the performance of Employee has met the requirements and standards of the Board, and that the term of such Agreement will be extended.

3. Termination of Employment in Connection with or Subsequent to a Change in Control.

         3.1 Involuntary Termination. Notwithstanding any provision herein to the contrary, in the event of the involuntary termination of Employee's employment under this Agreement, absent Cause, in connection with, or within twelve (12) months after, any change in control of Association or Parent, Employee will be paid an amount equal to two times the prior calendar year's cash compensation paid to Employee by Association (whether said amounts were received or deferred by Employee). Said sum will be paid, at the option of Employee, either in one (1) lump sum not later than the date of such termination of employment or in periodic payments over the next 24 months, and such payments will be in lieu of any other future payments which Employee would be otherwise entitled to receive. Notwithstanding the foregoing, all sums payable hereunder will be reduced in such manner and to such extent so that no such payments made hereunder when aggregated with all other payments to be made to Employee by Association or the Parent will be deemed an "excess parachute payment" in accordance with Section 280G of the Internal Revenue Codes of 1986, as amended (the "Code"), and be subject to the excise tax provided at Section 4999(a) of the Code. The term "control" will refer to the ownership, holding or power to vote more than 25% of the Parent's or Association's voting stock, the control of the election of a majority of the Parent's or Association's directors, or the exercise of a controlling influence over the management or policies of the Parent or Association by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934. The term "person" means an individual other than Employee, or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

         3.2 Voluntary Termination. Notwithstanding any other provision of this Agreement to the contrary, Employee may voluntarily terminate his employment under this Agreement within twelve
                  (12) months following a change in control of Association or Parent, and Employee will thereupon be entitled to receive the payment described in Section 3.1 of this Agreement, upon the occurrence, or within ninety (90) days thereafter, of any of the following events, which have not been consented to in advance by Employee in writing: (i) if Employee would be required to move his personal residence or perform his principal executive functions more than thirty-five (35) miles from Employee's primary office as of the signing of this Agreement; (ii) if in the organizational structure of Association or Parent, Employee would be required to report to a person or persons other than the President of Association or Parent; (iii) if Association or Parent should fail to maintain existing employee benefits plans, including material fringe benefit, stock option and retirement plans, except to the extent that such reduction in benefit programs is part of an overall adjustment in benefits for all employees of Association or Parent and does not disproportionately adversely impact Employee; (iv) if Employee would be assigned duties and responsibilities other than those normally associated with his position as referenced at Section 1, herein, for a period of more than six (6) months, or if such additional assigned duties and responsibilities result in additional cost to be incurred by Employee not otherwise associated with the previously assigned duties and responsibilities, which costs are not reimbursed by Association within forty-five (45) days of being incurred; or
                  (v) if Employee's responsibilities or authority have in any way been materially diminished or reduced for a period of more than six (6) months.

         3.3 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, will be settled by arbitration in accordance with the rules then in effect of the district office of the American Arbitration Association ("AAA") nearest to the home office of Association, and judgment

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                  upon the award rendered may be entered in any court having jurisdiction thereof, except to the extent that the parties may otherwise reach a mutual settlement of such issue. Association will incur the cost of all fees and expenses associated with filing a request for arbitration with the AAA, whether such filing is made on behalf of Association or Employee, and the costs and administrative fees associated with employing the arbitrator and related administrative expenses assessed by the AAA. Association will reimburse Employee for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, notwithstanding the ultimate outcome thereof, following the delivery of the decision of the arbitrator finding in favor of Employee or settlement of the matter; provided that if such finding of the Arbitrator is not in favor of Employee, then such Employee will reimburse Association for the initial filing fee paid by Association to the AAA. Such settlement to be approved by the Board of Association or the Parent may include a provision for the reimbursement by Association or Parent to Employee for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, or the Board of Association or the Parent may authorize such reimbursement of such costs and expenses by separate action upon a written action and determination of the Board. Such reimbursement will be paid within ten (10) days of Employee furnishing to Association or Parent evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by Employee.

4.       Other Changes in Employment Status.


         4.1 Notwithstanding the provisions of Section 3, herein, the Board of Directors may terminate Employee's employment at any time, but any termination by the Board of Directors other than termination for Cause, will not prejudice Employee's right to compensation or other benefits under the Agreement. Employee will have no right to receive compensation or other benefits for any period after termination for Cause. Termination for "Cause" will include termination because of Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Agreement.


         4.2 If Employee is removed and/or permanently prohibited from participating in the conduct of Association's affairs by an order issued under Sections 8(e)(4) or 8(g)(l) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) and
                  (g)(1)), all obligations of Association under this Agreement will terminate, as of the effective date of the order, but the vested rights of the parties will not be affected.

         4.3 If this Association is in default (as defined in Section 3(x)(l) of FDIA), all obligations under this Agreement will terminate as of the date of default, but this Section will not affect any vested rights of the contracting parties.

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

         4.4 All obligations under this Agreement will be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of
                  Association: (i) by the Director of the Office of Thrift Supervision ("Director of OTS") or his or her designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of Association under the authority continued in Section 13(c) of FDIA; or (ii) by the Director of the OTS, or his or her designee, at the time that the Director of the OTS, or his or her designee approves a supervisory merger to resolve problems related to operation of Association or when Association is determined by the Director of the OTS to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, will not be affected by such action.

         4.5 Notwithstanding anything herein to the contrary, any payments made to Employee pursuant to the Agreement, or otherwise, will be subject to and conditioned upon compliance with 12 U.S.C. ss.1828(k) and any regulations promulgated thereunder.


5. Suspension of Employment. If Employee is suspended and/or temporarily prohibited from participating in the conduct of Association's affairs by a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818 (e)(3) and (g)(1)), Association's obligations under the Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Association may in its discretion, (i) pay Employee all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.


6.       Successors and Assigns.

         6.1 This Agreement will inure to the benefit of and be binding upon any corporate or other successor of Association which will acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of Association.

         6.2 Employee will be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of Association.

7. Amendments. No amendments or additions to this Agreement will be binding upon the parties hereto unless made in writing and signed by both parties, except as herein otherwise specifically provided.

8. Applicable Law. This Agreement will be governed by all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of Ohio, except to the extent that Federal law will be deemed to apply.

9. Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof.

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10.      Entire Agreement. This Agreement together with any understanding or modifications thereof as agreed to in writing by the parties, will constitute the entire agreement between the parties hereto.


Signed as of _______________________, 2003.


                                       ASSOCIATION:
                                       CHEVIOT SAVINGS BANK


                                       By:
                                           -------------------------------------
                                           Thomas J. Linneman
                                           President and CEO


                                       EMPLOYEE:


                                       -----------------------------------------
                                       Kevin Kappa


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